UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 24, 2019

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

Item 7.01 Regulation FD Disclosure

On September 24, 2019, American Resources Corporation (or the “Company”) issued a press release announcing that the Company has been named the primary bidder for certain assets offered for sale through the bankruptcy proceedings of Cambrian Holding Company, Inc. (“Cambrian”). Under the proposed terms of the transaction, American Resources would acquire all assets and operations of Perry County Coal LLC (“PCC”), an operating subsidiary of Cambrian Coal LLC,. American Resources would acquire the specific assets free and clear of all liens, claims, interests and encumbrances, and would assume no liabilities other than all reclamation obligations under applicable law or permits and any other liabilities expressly agreed to by American Resources Corporation.  The proposed purchase of these assets will be governed by the Court-supervised process under Section 363 of the U.S. Bankruptcy Code and is subject to Court-approved bidding procedures.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: September 25, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer